Exhibit 10.1

AMENDED AND RESTATED
CONVERTIBLE SECURED
PROMISSORY NOTE

$1,500,000.00	Orginally Issued on April 27, 2023
Amended and Restated October 11, 2023

This Amended and Restated Convertible Secured Promissory Note (the “Note”) is being issued in connection with the execution of Amendment Number One (the (Amendment”) dated September 28, 2023 to that certain Securities Purchase Agreement (the “SPA”) dated April 27, 2023 herewith between Akerna Corp., a Delaware corporation (the “Company”), Akerna Canada Ample Exchange Inc., an Ontario corporation (“ExchangeCo”), and MJ Acquisition Corp., a Delaware corporation (or its designee) (“MJA”).

1. Principal and Interest.

1.1 Amount. For value received, the Company hereby promises to pay to the order of MJA, or its registered assigns (collectively, the “Holder”) the amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the “Loan”).

1.2 Interest. This Note shall bear simple interest at the rate of ten percent (10%) per annum from the date of issuance until repayment of the Note. Interest on this Note shall be computed on the basis of a 365-day year and actual days elapsed. Interest on the initial $1,000,000 amount of the Loan will bear interest from April 27, 2023 until repayment of the Note and interest on the subsequent $500,000 amount of the Loan will bear interest from October 11, 2023 until repayment of the Note.

1.3 Maturity Date. The outstanding principal amount of and all accrued but unpaid interest on this Note (i.e., with respect to all Tranches) shall be due and payable on April 27, 2024 (the “Maturity Date”).

1.4 Prepayment. This Note, or a portion thereof, may be prepaid by the Company at any time without penalty, upon one (1) business day prior written notice from the Company to the Holder, specifying the intended date and amount of repayment. Any payments shall be applied first to accrued interest and then to principal.

1.5 Deemed Forfeiture and Conversion. All accrued and unpaid interest shall be deemed forfeited by Holder upon the consummation of the transactions contemplated under the SPA. Contemporaneous with and immediately prior to the consummation of the transactions under the SPA, the principal amount of the Loan shall automatically convert into such quantity of shares of common stock of the Company as equals (1) $1,500,000, divided by (2) the 5-day volume weighted average price of the common stock of the Company as quoted on The Nasdaq Capital Market for the 5 trading days immediately preceding the date of the consummation of the transactions under the SPA (the “Conversion Shares”); provided however, that in no case shall the Holder be required to issue to the Buyer such number of Conversion Shares as would in the aggregate with all shares of common stock of the Company issued pursuant to the SPA and/or held or controlled by the Holder exceed 19.99% of the number of issued and outstanding shares of common stock of the Company on the date of the Amendment without first obtaining the approval of stockholders of the Company as required pursuant to the rules of the Nasdaq Stock Exchange. In connection with such conversion, the Company shall within two (2) Business Days deliver the Conversion Shares to the Holder promptly by delivering either a stock certificate in the name of the Holder or its nominee or a direct registration advice slip for an account in the name of the Holder or its nominee for the quantity of Conversion Shares issuable upon such conversion. In relation to the conversion, the Holder hereby makes and as of the date of such conversion will be deemed to have made the following representations and warranties to the Company:

(a) As of the date hereof, the Holder (i) is knowledgeable, sophisticated and experienced in making, and is qualified to make decisions with respect to, investments in Conversion Shares presenting an investment decision like that involved in the purchase of the Conversion Shares, including investments in securities issued by the Company and investments in comparable companies, and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Conversion Shares; (ii) in connection with its decision to purchase the Conversion Shares, relied only upon the reports and filings of the Company made with the Untied States Securities and Exchange Commission (the “SEC”), other publicly available information including the risks and uncertainties discussed in the Company’s most recent annual and quarterly reports filed with the SEC and available on the Company’s profiles on EDGAR at www.sec.gov which risks and uncertainties are incorporated herein by reference, and the representations and warranties of the Company contained herein; (iii) is an “accredited investor” pursuant to Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”); (iv) is acquiring the Conversion Shares for its own account for investment purposes only and with no present intention of distributing any of the Conversion Shares or any arrangement or understanding with any other persons regarding the distribution of the Conversion Shares in violation of the Securities Act or any applicable state securities laws; provided, however, that the Holder may at all times to sell or otherwise dispose of all or any part of such Conversion Shares in compliance with the Securities Act and any applicable state securities laws; and provided, further, that nothing contained herein shall be deemed a representation or warranty by the Holder to hold the Conversion Shares for any period of time; (v) has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Conversion Shares; (vi) will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire to take a pledge of) any of the Conversion Shares except in compliance with the Securities Act and United States state securities laws; (vii) understands that the Conversion Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act and any applicable state securities laws, and that the Company is relying upon the truth and accuracy of, and the Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Holder set forth herein in order to determine the availability of such exemptions and the eligibility of the Holder to acquire the Conversion Shares; and (viii) understands that neither the SEC, or any United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Conversion Shares.

(b) The Holder acknowledges that the Conversion Shares have not been and will not registered under the Securities Act and are “restricted securities” under Rule 144 of the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or sold pursuant to an available exemption therefrom. If the Holder is selling the Conversion Shares pursuant to Rule 144 promulgated under the Securities Act or pursuant to another exemption from registration under the Securities Act, the Company shall have received an opinion of counsel of recognized standing in form and substance reasonably satisfactory to the Company and the Transfer Agent that such sale may be made in compliance with the Securities Act. The Holder is aware of the provisions of Rule 144 promulgated under the Securities Act which provide a safe harbor for the limited resale of stock purchased in a private placement subject to the satisfaction of certain conditions (if applicable), including, among other things, the existence of a public market for the stock, the availability of certain current public information about the Company, the resale occurring after certain holding periods have been met, and for affiliates of the Company, the sale being conducted through a “broker’s transaction” or a transaction directly with a “market maker” and the number of shares of the stock being sold during any three-month period not exceeding specified limitations. The Holder acknowledges and understands that the Company may not be satisfying the current public information requirement of Rule 144 at the time the Purchaser wishes to sell the Shares and, if so, the Purchaser may be precluded from selling the Shares under Rule 144 even if the required holding period has been satisfied.

(c) The Holder acknowledges that certificates evidencing the Conversion Shares shall bear a restrictive legend in substantially the following form (and including related stock transfer instructions and record notations):

THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR ANY APPLICABLE STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, EXCEPT (A) TO THE COMPANY, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, OR (D) PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND, IN EACH CASE, IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS, AND IN CONNECTION WITH ANY SALE OR TRANSFER PURSUANT TO (C) OR (D) AS EVIDENCED BY A LEGAL OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY AND ITS TRANSFER AGENT.

(d) The Holder acknowledges that the conversion of the Loan amount into Conversions Shares is being made pursuant to Section 3(a)(9) of the Securities Act, which is an exemption from the registration requirements of the Securities Act.

(e) The Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Conversion Shares, and has so evaluated the merits and risks of such investment. The Holder is able to bear the economic risk of an investment in the Conversion Shares and, at the present time, is able to afford a complete loss of such investment.

1.6 Priority.

(a) Other than payment of this Note pursuant to Section 1.5 or 1.6(b), repayment by the Company of this Note, including all accrued and unpaid interest, shall be subordinate in all respects to the repayment of, and the priority security interests of, the indebtedness of the Company owed to High Trail Investments ON LLC and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (the “Holders”) under the Company’s senior secured convertible notes dated October 5, 2021 (the “Convertible Notes”) (including all principal, interest, if any, fees and all other amounts due pursuant to the Convertible Notes and related ancillary documents) purchased pursuant to that certain securities purchase agreement dated October 5, 2021 by and among the Company and the Holders and secured by that certain security agreement dated October 5, 2021 by and among the Company, certain of its subsidiaries and MT Investment MA LLC as the collateral agent for the Holders.

(b) If the Shares (as defined in the SPA) (the “Shares”) or the Membership Interests (as defined in the SPA) (the “Membership Interests”) are not acquired by MJA or its designee(s), the Company shall require any party(ies) that subsequently acquire(s) the Shares and/or the Membership Interests prior to the Maturity Date to repay the Note, including all accrued and unpaid interest, on the Maturity Date, with such repayment obligation to be the senior-most payment obligation of any such party(ies). For the avoidance of doubt, the Company shall remain liable to repay the Note, including all accrued and unpaid interest, notwithstanding the foregoing.

2. Grant of Security Interest. The Company’s obligations under this Note are to be secured pursuant to that separate Amended and Restated Security and Pledge Agreement by and among the Company, Holder and the other parties thereto dated even date herewith (the “Amended and Restated Security Agreement”).

3. Events of Default. If there shall be any Event of Default (as defined below), at the option of the Holder and upon written notice to the Company by the Holder (which election and notice shall not be required in the case of an Event of Default under clauses (b) or (c) below), this Note shall accelerate and the entire principal amount of, and all accrued but unpaid interest on, this Note shall become due and payable. The occurrence of any one or more of the following shall constitute an “Event of Default”: (a) the Company breaches the SPA or any of the Ancillary Documents (as defined in the SPA) and does not cure such breach within ten (10) days after written notice thereof has been given by or on behalf of the Holder to the Company; (b) the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency or moratorium law or any other law for the relief of, or relating to, debtors, now or hereafter in effect, or makes any assignment for the benefit of creditors or takes any corporate action in furtherance of any of the foregoing; (c) an involuntary petition is filed against the Company (unless such petition is dismissed or discharged within ninety (90) days under any bankruptcy statute now or hereafter in effect, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any property of the Company; or (d) the Company is in material breach of any of its representations or covenants in this Note and, in the case of covenants, does not cure such breach within ten (10) days after written notice thereof has been given by or on behalf of the Holder to the Company.

4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder that, except as set forth in the Schedule of Exceptions (the “Schedule of Exceptions”) attached to this Note as Exhibit A, which exceptions shall be deemed to be part of the representations and warranties made hereunder, the statements in the following paragraphs of this Section 4 are all true and complete.

4.1 Organization, Good Standing and Qualification. The Company has been duly incorporated and organized, and is validly existing in good standing, under the laws of the State of Delaware. The Company has the corporate power and authority to own and operate its properties and assets and to carry on its business as currently conducted and as presently proposed to be conducted. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify would have a Material Adverse Effect. “Material Adverse Effect” means a material adverse effect on the business, assets (including intangible assets), liabilities, property, financial condition or results of operations of the Company.

4.2 Due Authorization. All corporate action on the part of the Company’s board of directors and stockholders necessary for the authorization, execution, delivery of, and the performance of all obligations of the Company under this Note has been taken or will be taken prior to the funding of the Loan. This Note, when executed and delivered by the Company, will constitute, valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and (b) the effect of rules of law governing the availability of equitable remedies.

4.3 Corporate Power. The Company has the corporate power and authority to execute and deliver this Note, to issue to the Holder the Note to be purchased by the Holder hereunder, and to carry out and perform all its obligations under the Notes.

4.4 Litigation. There is no Action pending, or to the Company’s knowledge, currently threatened (a) against the Company or (b) against any consultant, officer, director or Key Employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise reasonably be expected to have individually and in the aggregate a Material Adverse Effect. The foregoing includes, without limitation, Actions pending or overtly threatened involving the prior employment or consultancy of any of the Company’s consultants, employees, officers, directors, Key Employees, or their services provided in connection with the Company’s business. Neither the Company nor, to the Company’s knowledge, any of its consultants, officers, directors or Key Employees is a party or is named as subject to the provisions of any order, writ, injunction, judgment or decree of any court or government body (in the case of consultants, officers, directors or Key Employees, such as would affect the Company) that could reasonably be expected to have individually and in the aggregate a Material Adverse Effect. There are no material Actions by the Company pending or that the Company intends to initiate. “Action” means any action, suit, proceeding, arbitration, mediation, complaint, claim, charge or, to the Company’s knowledge, investigation, in each case, before any court, arbitrator, mediator or governmental body. “Key Employees” means any executive-level employee (including division director and vice president-level positions).

4.5 Financial Statements. The Company has delivered to the Holder the financial statements for MJ Freeway, LLC (including revenue and profitability metrics relating to Leaf Data Systems) and Ample Organics Inc. for the fiscal quarter ended December 31, 2022 and the prior 7 fiscal quarters (such financial statements, collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present in all material respects the financial condition and operating results MJ Freeway, LLC and Ample Organics Inc., respectively, as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Except as set forth in the Financial Statements, MJ Freeway, LLC and Ample Organics Inc., respectively, have no material liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2022 (ii) obligations under contracts and commitments incurred in the ordinary course of business and (iii) liabilities and obligations of a type or nature not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in all such cases, individually and in the aggregate would not have a Material Adverse Effect.

4.6 Confidential Information and Invention Assignment Agreements. Each current and former employee, consultant and officer of MJ Freeway, LLC and Ample Organics Inc. has executed an agreement with such entity regarding confidentiality and proprietary information substantially in the form or forms delivered to the Holder. No current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such agreement. To the Company’s knowledge, no current or former employee or consultant is in violation of such agreement.

4.7 Compliance with Other Instruments. The Company, MJ Freeway, LLC and Ample Organics Inc. is not in violation or default (a) of any provisions of its respective organizational documents (e.g., charter, bylaws, operating agreement), (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, privacy policy, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party or by which it is bound, or (d) of any provision of federal or state statute, rule or regulation applicable to such entity (including without limitation those related to privacy, personally identifiable information or export control), except in relation to (c) and (d) such as would not reasonably be expected to have individually and in the aggregate a Material Adverse Effect. The execution, delivery and performance of this Note or the SPA will not result in any such material violation or default, or constitute, with or without the passage of time and/or giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company, MJ Freeway, LLC or Ample Organics Inc., or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to any of them. The execution, delivery and performance of the Note and the SPA, and the consummation of the transactions contemplated by the Note and SPA will not result in any acceleration of benefits or obligations, with or without the passage of time and giving of notice, under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order.

4.8 Disclosure. No representation or warranty of the Company contained in this Note, as qualified by the Schedule of Exceptions, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

5. Representations and Warranties of the Holder. The Holder hereby represents and warrants to the Company that the statements in the following paragraphs of this Section 5 are all true and complete.

5.1 Authorization. The Holder has full power and authority to enter into this Note.

5.2 Purchase Entirely for Own Account. By the Holder’s execution of this Note, the Holder hereby confirms that the Note will be acquired for investment for the Holder’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation in any of the Note to any third person.

5.3 No Solicitation. At no time was the Holder presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Note.

6. General Provisions.

6.1 Governing Law; Venue. This Note shall be governed by and construed under the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction). Section 10.10(b) and (c) of the SPA are hereby incorporated herein by reference, mutatis mutandis.

6.2 Survival of Warranties. The warranties, representations and covenants of the Company and the Holder contained in or made pursuant to this Note shall survive the execution and delivery of this Note.

6.3 Waivers. The Company and all endorsers of this Note hereby waive notice, presentment, protest and notice of dishonor.

6.4 Assignment. The rights and obligations of the Company and the Holder of this Note shall be binding upon and benefit the successors, assigns, heirs, administrators and transferees of the parties. Effective upon any such assignment, any party to whom such rights, interests and obligations were assigned by the Holder shall have all of the Holder’s rights, interests and obligations hereunder as if such party were the original Holder of this Note.

6.5 Amendments and Waivers. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holder of the Note. Any amendment or waiver so effected shall be binding upon the holder of the Note and the Company.

6.6 Notices. Unless otherwise provided, for a notice or other communications under this Note to be valid, it must be in writing and delivered via email or by globally recognized express delivery service (with a required email copy, receipt of which need not be acknowledged) to the other party at the address listed after its signature on the signature page hereto. Any such notice or communication will be deemed to have been delivered and received (1) in the case of email, on the date that the recipient acknowledges having received the email, with an automatic “read receipt” not constituting acknowledgment of an email for purposes of this section and (2) in the case of a globally recognized express delivery service, on the business day that receipt by the addressee is confirmed pursuant to the service’s systems. Either party may update this address for notice by giving the other party written notice of the new address.

6.7 Usury. This Note is hereby expressly limited so that in no event whatsoever shall the amount paid or agreed to be paid to the Holder hereunder exceed that permissible under applicable law. If at any time the performance of any provision of this Note involves a payment exceeding the limit that may be validly charged under applicable law, then the obligation to be performed shall be automatically reduced to such limit.

6.8 Issue Date. The provisions of this Note shall be construed and shall be given effect in all respects as if this Note had been issued and delivered by the Company on the earlier of the date hereof or the date of issuance of any Note for which this Note is issued in replacement.

6.9 Titles and Subtitles. The titles and subtitles used herein are used for convenience only and are not to be considered in construing or interpreting this Note.

6.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Note shall impair any such right, power or remedy of such non-defaulting party, nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default therefore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Note or any waiver on the part of any party of any provisions or conditions of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11 Severability. If any provision of this Note is held to be illegal or unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

6.12 Counterparts; Electronic Signatures. This Note may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, this Note may be executed and delivered by electronic means (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), and upon such delivery the electronic signature will be deemed to have the same effect as if the original signature had been delivered to the other party. Holder shall not be required to produce an original signature in order to demand repayment of this Note, including all accrued and unpaid interest.

6.13 Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Note, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

6.14 Entire Agreement. This Note, together with all exhibits and schedules hereto, shall constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede any and all prior negotiations, correspondence, agreements, understandings duties or obligations between any of the parties with respect to the subject matter hereof.

6.15 Costs, Expenses. Each party shall be responsible for its costs and expenses incurred in connection with the preparation, execution and delivery of this Note.

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The parties have executed this Amended and Restated SeCURED PROMISSORY NOTE as of the date first noted above.

Akerna Corp.

By:	/s/ Jessica Billingsley
Name:	Jessica Billingsley
Title:	Chief Executive Officer
Address:	1550 Larimer Street #246
Denver, Colorado 80202
Email:	jlb@akerna.com

MJ Acquisition Corp.

By:	/s/ Scott Ogur
Name:	Scott Ogur
Title:	Authorized Representative
Address:	21550 Biscayne Blvd, Suite 400
Aventura, FL 33180
Email:	legal.mjac@gmail.com